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                                                                     Exhibit 5.1

25 May 2007

LDK Solar Co., Ltd.             DIRECT LINE: 2842 9523 2842 9523
Hi-Tech Industrial Park         E-MAIL: Hanifa.Ramjahn@conyersdillandpearman.com
Xinyu City                      OUR REF: HR/rc/232331 (M#871264)
Jiangxi Province 338032
People's Republic of China

Dear Sirs,

LDK SOLAR CO., LTD. (THE "COMPANY")

We have acted as special Cayman legal counsel to the Company in connection with a public offering of certain ordinary shares in the Company in the form of American Depositary Shares (the "Shares") as described in the prospectus contained in the Company's registration statement on Form F-1 (No.333-142881) (the "Registration Statement") filed by the Company on May 11, 2007, as amended, under the United States Securities Act 1933 (the "Securities Act") with the United States Securities and Exchange Commission (the "Commission").

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)  the Registration Statement; and

(ii) the prospectus (the "Prospectus") contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) copies of the minutes of a meeting of the board of directors of the Company held on 17 April 2007, (3) the register of members of the Company, and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and
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                                                   (CONYERS DILL & PEARMAN LOGO)

LDK Solar Co., Ltd.
25 MAY 2007
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construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

(1) The Company is duly incorporated and existing under the laws of the Cayman Islands.

(2) The issue of the Shares has been duly authorised, and when the Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Prospectus and Registration Statement will be validly issued, fully paid and non-assessable which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue or holding of such Shares to the Company or any third party.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us and the summarisation of our opinions under the headings "Taxation", "Enforceability of Civil Liabilities" and "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully,

/s/ CONYERS DILL & PEARMAN
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CONYERS DILL & PEARMAN